As filed with the Securities and Exchange Commission on December 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERRICA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

44 West Gay Street, Suite 400
Delaware	West Chester, PA 19380	46-3137900
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (Zip code)	(I.R.S. Employer Identification No.)

Inducement Plan

(Full title of the plan)

Jayson Rieger

Verrica Pharmaceuticals, Inc.

44 West Gay Street, Suite 400

West Chester, PA 19380

(Name and address of agent for service)

(484) 453-3300

(Telephone number, including area code, of agent for service)

Copies to:

Mark Ballantyne

Asheley Walker

Cooley LLP

One Freedom Square

Reston Town Center

11951 Freedom Drive

Reston, VA 20190

(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Verrica Pharmaceuticals Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,500,000 additional shares of its common stock under the Inducement Plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

a	The contents of the earlier registration statement on Form S-8 related to the Inducement Plan, previously filed with the Commission on November 6, 2024 (File No. 333-283039).

b	The Registrant’s Annual Report on Form 10-K (File No. 001-38529) for the fiscal year ended December 31, 2023, filed with the Commission on February 29, 2024.

c

The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December  31, 2024 from the Registrant’s definitive proxy statement on Schedule 14A, as filed with the Commission on April 19, 2024.

d

The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-38529) for the quarters ended March 31, 2024, June 30, 2024, and September  30, 2024, filed with the Commission on May  13, 2024, August 14, 2024, and November  5, 2024, respectively.

e

The Registrant’s Current Reports on Form 8-K (File No. 001-38529) filed with the Commission on May  15, 2024 (with respect to Items 1.01, 3.02 and 9.01 only); June  10, 2024; June 28, 2024; August  5, 2024; August 27, 2024; September  6, 2024; September 27, 2024; October  1, 2024; October 8, 2024; November 4, 2024 (with respect to Items 5.02 and 9.01 only); November  20, 2024; November  21, 2024; and December 9, 2024.

f

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on June 13, 2018 (File No. 001-38529) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s common stock contained in the Registrant’s Annual Report on Form 10-K (File No. 001-38259) for the fiscal year ended December 31, 2019, filed with the Commission on March 13, 2020, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.3(3)	Verrica Pharmaceuticals, Inc. 2024 Inducement Plan.

4.4(4)	Form of Restricted Stock Unit Award Grant Notice and Award Agreement under 2024 Inducement Plan.

4.5(5)	Form of Stock Option Grant Notice and Stock Option Agreement under 2024 Inducement Plan.

4.6(6)	Amendment to Verrica Pharmaceuticals, Inc. 2024 Inducement Plan.

5.1	Opinion of Cooley LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

107	Filing Fee Table

(1)	Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225104), filed with the Commission on May 22, 2018, and incorporated by reference herein.

(2)	Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225104), filed with the Commission on May 22, 2018, and incorporated by reference herein.

(3)	Previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (File No. 001-38529), filed with the Commission on November 4, 2024, and incorporated by reference herein.

(4)	Previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K (File No. 001-38529), filed with the Commission on November 4, 2024, and incorporated by reference herein.

(5)	Previously filed as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 001-38529), filed with the Commission on November 4, 2024, and incorporated by reference herein.

(6)	Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38529), filed with the Commission on December 9, 2024, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on December 9, 2024.

VERRICA PHARMACEUTICALS INC.

By:	/s/ Jayson Rieger
Jayson Rieger
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jayson Rieger, John J. Kirby and Christopher Hayes each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jayson Rieger Jayson Rieger	President, Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2024

/s/ John J. Kirby John J. Kirby	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2024

/s/ Paul B. Manning Paul B. Manning	Director	December 9, 2024

/s/ Sean Stalfort Sean Stalfort	Director	December 9, 2024

/s/ Mark Prygocki Mark Prygocki	Director	December 9, 2024

/s/ Lawrence Eichenfield Lawrence Eichenfield	Director	December 9, 2024

/s/ Diem Nguyen Diem Nguyen	Director	December 9, 2024